Exhibit 10.3

Amended and Restated Power of Attorney

Authorizer: Hailiang Feng ( “shareholder”/ “pledgor”)

Authorized Person: Hailiang Education Consulting and Service Co., Ltd (“pledgee”)

According to the Amended and Restated Consulting Service Agreement and the Amended and Restated Equity Pledge Agreement entered into on June 30, 2017, Mr. Hailiang Feng owns 100% of Hailiang Education Investment Co.,Ltd. The Amended and Restated Power of Attorney shall become effective simultaneously with the Amended and Restated Consulting Service Agreement and the Amended and Restated Equity Pledge Agreement on an irrevocable basis to confirm the controlling right of Hailiang Education Consulting and Service Co., Ltd (hereinafter referred to as “Hailiang Consulting”).

Mr. Hailiang Feng agrees to grant the designee (hereinafter referred to as “investor representative”) appointed by Hailiang Consulting an inclusive and irrevocable right to exercise the following rights:

1.	Excise the voting rights of the council and board of directors on behalf of Mr. Hailiang Feng, acknowledge or confirm with the voting result or resolution of the council or the board of directors;

2.	All rights of the investor regulated in the articles of associations of Hailiang Investment shall be excised by the investor representative and the results shall be confirmed and admitted thereby;

3.	Hailiang Consulting shall enjoy all shareholder rights of Hailiang Investment. Mr. Hailiang Feng agrees to grant all dividends or other equity related income obtained from Hailiang Investment to Hailiang Consulting, unconditionally and without any charge.

4.	The investor representative is entitled to act as a director of Party B and constitute the board of directors to excise the rights of director according to the articles of associations of Party B;

5.	The representative is authorized to run the business permitted within the scope of the business;

6.	The change or replacement of the member of the Board of Directors or Council shall be decided by the direction or the suggestion of Hailiang Consulting.

7.	Excise other rights authorized to the investor by the articles of associations of Party B.

8.	Mr. Hailiang Feng hereby confirms that all negotiations, agreements, commitments and written agreements, relating to matters stipulated in this Power of Attorney, are replaced with this Amended and Restated Power of Attorney. Since the date of signing this Amended and Restated Power of Attorney, the previous Power of Attorney signed on December 31, 2013 shall be terminated.

Authorizer: /s/ Hailiang Feng

Date: June 30, 2017